EXHIBIT 1.1

          HARNISCHFEGER INDUSTRIES, INC.

               Debt Securities

             DISTRIBUTION AGREEMENT

                                        [Date]

[Agents]

Dear Sirs:

          Harnischfeger Industries, Inc., a Delaware corporation (the "Company"), and
   (the "Agents") enter into this agreement ("Agreement") with respect to the issue and sale by the Company of its debt securities (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of March 1, 1992, as supplemented by a supplemental indenture dated as of June
12, 1992 (collectively, the "Indenture"), between the
Company and First Trust of Illinois, National Association
(successor to Continental Bank, National Association), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance of up to $250,000,000 aggregate principal amount (or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of up to $250,000,000) of Notes for distribution through or sale to the Agents pursuant to the terms of this Agreement or for sale by the Company directly to purchasers on its own behalf. It is understood, however, that the Company may from time to time authorize the issuance of additional
Notes and that such Notes may be distributed through or sold to the Agents pursuant to the terms of this Agreement or sold by the Company directly to purchasers on its own behalf, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers through the Agents, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principals for resale to purchasers.
Additional terms of any sale of Notes to the Agents as principals will be set out in a Terms Agreement relating to such sale, all as more fully provided herein. No Agent is authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell, solicit and accept offers to purchase Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents to act as the agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any of the Agents as principal for

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resale to others, it will enter into a Terms Agreement
(hereafter defined) relating to such sale in accordance with the provisions of section 2(b) hereof. In soliciting purchases of the Notes from the Company, each Agent is acting solely as agent for the Company and not as principal. Each Agent will use its reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent as agent and accepted by the Company.

          The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration
statement on Form S-3 (No. 333-      ) for the registration
of the Notes under the Securities Act of 1933 (the "1933
Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act
Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the
"1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements (including any pricing supplements) relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act
Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

     SECTION 1.     Representations and Warranties.

     (a) The Company represents and warrants to each of the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through any of the Agents as agent or by any of the Agents as principal), as of the date of each delivery of Notes (whether through any of the Agents as agent or to any of the Agents as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to hereafter as a "Repre-sentation Date"), as follows:

          (i)   Due Incorporation and Qualification.
     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings,

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     results of operations, assets or liabilities of the
     Company and its subsidiaries considered as one enterprise.

          (ii) Subsidiaries. Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act
     Regulations (each a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except to the extent provided for in Section 180.0622(2)(b) of the Wisconsin Business
     Corporation Law, as judicially interpreted) and, except as set forth in the Notes to Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended October 31, 1995 ("Exhibit 21"), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (iii)     Registration Statement and Prospectus.
     At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the 1939
     Act and the rules and regulations of the Commission promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable
     Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading.
     The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration
     Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (Form T-1).

          (iv) Incorporated Documents. The documents in-corporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v)  Accountants. The accountants who
     certified the financial statements included or incorporated by reference in the Prospectus are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

          (vi) Financial Statements. The financial statements and summary financial information included or incorporated by reference in the Registration
     Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout such periods.


          (vii)     Material Changes or Material
     Transactions. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (viii)    No Defaults.  Neither the Company
     nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, which violation or default would have a materially adverse effect on the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, the Indenture and each applicable
     Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, except for such of the foregoing which would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree.

          (ix) Labor Disputes.  Except as may be
     disclosed in the Registration Statement, no labor disputes with the employees of the Company or its subsidiaries exist which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, assets, or liabilities of the Company and its subsidiaries considered as one enterprise.

          (x) Legal Proceedings; Contracts. Except as may be disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, or could reasonably be expected to materially and adversely affect the properties or assets thereof or could reasonably be expected to materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933
     Act Regulations which have not been so filed.

          (xi) No Authorization, Approval or Consent
     Required. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or state securities laws.

          (xii) Regulatory Certificates, Authorities and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, necessary to conduct the business now operated by them, except for such certificates, authorities or permits the failure to possess which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise.

          (xiii)    Authorization and Validity of the
     Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or in any Terms
     Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights or by general equity principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

          (xiv)     The Company has complied with all
     provisions of Section 1 of Laws of Florida, Chapter
     92-198 Securities-Business with Cuba.

     (b) Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

     SECTION 2.     Solicitations as Agents: Purchases as
Principal.

     (a) Solicitations As Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth and to the reservation by the Company of the right to sell, solicit and accept offers to purchase Notes directly on its own behalf, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend the solicitation of offers to purchase Notes commencing at any time for any period of time or permanently by any or all of the Agents. Upon receipt of instructions from the Company, each of the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Exhibit A hereto.

     As agent, each Agent is authorized to solicit offers to purchase Notes only in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000, at a purchase price equal to 100% of their principal amount, unless otherwise agreed to by the Company and the Agent soliciting an offer to purchase such Notes.
Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. Each Agent shall have the right to reject, in whole or in part, any offer to purchase Notes received by such Agent which it does not deem, in its discretion reasonably exercised, to be reasonable, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. The interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agent soliciting the offer to purchase such Notes and shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes.

     The Company will promptly notify each Agent of the principal amounts of any Notes sold directly by it, and of the settlement dates of such sales.

     Notwithstanding anything to the contrary contained herein, the Company may authorize any other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of all or part of the Notes of the Company upon thirty days' prior notice to such Agents as are at such time parties to this Agreement (subject to the provisions of Section 10(b) hereof), provided, however, that the appointment of an Additional Agent shall be on terms no more favorable to such Additional Agent than the terms of this Agreement, including, specifically, commissions.

     (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, which may be an oral agreement, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent (a "Terms Agreement"). Each Terms Agreement, if written, shall be substantially in the form of Exhibit B hereto and may take the form of an exchange of any standard form of written telecommunication between such Agent and the Company and, if oral, shall address the items set forth in Exhibit B. The Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be as agreed upon from time to time in writing by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents and the Company herein and in the Procedures.

     SECTION 3.     Covenants of the Company.

     The Company covenants with the Agents as follows:

     (a) Notice of Certain Events. The Company will notify the Agents promptly (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the filing with the Commission of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus,
(iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information with respect to such amendment or supplement, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The
Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)  Notice of Certain Proposed Filings.  The
Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than the Company's
Quarterly Reports on Form 10-Q, the Company's Annual Report on Form 10-K or a pricing supplement to the Prospectus relating solely to the specific interest rate, maturity dates, redemption provisions and other similar terms of Notes in respect of which the Company has accepted an offer to purchase), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

     (c) Copies of the Registration Statement and the Prospectus. The Company has delivered or will deliver to the Agents four signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with the sales or solicitations of offers to purchase the Notes.

     (d)  Revisions of Prospectus -- Material Changes.
Except as otherwise provided in subsection (j) of this
Section 3, if, at any time when the Prospectus is required to be delivered in connection with sales of the Notes, any event shall occur or condition exist as a result of which it is necessary, in the written opinion of counsel for the Agents delivered to the Company or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933
Act Regulations, upon receipt by the Company of any such opinion of counsel immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principals, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (e)  Prospectus Revisions -- Periodic Financial
Information.  Except as otherwise provided in subsection
(j) of this Section 3, on or as soon as practicable after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, con-firmed in writing, and (i) if such information reflects a material adverse change in the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise in the light of the financial information with respect to the comparable period of the preceding fiscal year included or incorporated by reference in the Registration Statement or the Prospectus or (ii) upon the reasonable request of any Agent, shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933
Act Regulations.

     (f)  Prospectus Revisions -- Audited Financial
Information.  Except as otherwise provided in subsection
(j) of this Section 3, on or as soon as practicable after the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company (i) if such information reflects a material adverse change in the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise in the light of the financial information with respect to the comparable period of the preceding fiscal year included or incorporated by reference in the Registration Statement or the Prospectus or (ii) upon the reasonable request of any Agent, shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such financial information, as well as such other information and explanations as shall be necessary for an understanding of such financial information or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933
Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (h) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United
States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as provided above.

     (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

      (j) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (d), (e) or (f) of this Section 3 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company in accordance with Section 2(a) and (ii) the Agents shall not then hold any Notes as principals purchased pursuant to a Terms
Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the appropriate Agents.

     (k)   No Sale of Debt Securities Prior to Settlement
Date. Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the respective Agent party to such Terms Agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes which are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

     SECTION 4.     Payment of Expenses.

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (i)  The preparation and filing of the
     Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (ii) The preparation, filing and, if requested by the Company, printing of this Agreement;

          (iii)     The preparation, printing, issuance and
     delivery of the Notes;

          (iv) The fees and disbursements of the
     Company's accountants and counsel and of the Trustee;

          (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (vi) The qualification of the Notes under the securities laws in accordance with the provisions of
     Section 3(h), including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal
     Investment Survey (such fees of counsel with respect to the first of such Surveys prepared hereunder not to exceed $10,000);

          (vii)     The printing and delivery to the Agents
     in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the

     Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (viii)    The preparation, printing (if
     requested by the Company) and delivery to the Agents of copies of the Indenture;

          (ix) Any fees charged by rating agencies for the rating of the Notes;

          (x)  The fees and expenses, if any, incurred
     with respect to any filing with the National
     Association of Securities Dealers, Inc.; and

          (xi)  Any reasonable advertising and other
     out-of-pocket expenses of the Agents incurred with the approval of the Company.

     SECTION 5.     Conditions of Obligations.

          The obligation of each of the Agents to solicit offers to purchase the Notes as agent of the Company and the obligation of any of the Agents to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in the most recent certificate furnished to such Agent pursuant to the provisions of
Section 5(b) or Section 6(a) hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a)  Legal Opinions.  At Closing Time (as defined in
Section 5(d) hereof) and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Agents shall have received the following legal opinions, dated as of the Closing Time or such Settlement Date, as applicable, and in form and substance satisfactory to the Agents:

          (1) Opinion of General Counsel. The opinion of either the General Counsel or the Associate General
Counsel to the Company, to the effect that:

          (i)  The Company has been duly incorporated
     and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

          (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition, financial or otherwise, or the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise.

          (iv) Each Significant Subsidiary of the
     Company listed in Exhibit 21 has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition, financial or otherwise, or the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant
     Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable (except to the extent provided for in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted), and all of such capital stock, except as set forth in the Notes to Exhibit
     21, is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance or claim. As used herein, the terms "subsidiaries" and "subsidiary" do not include any subsidiary that has no material assets or liabilities.

          (v)  This Agreement (and, if the opinion is
     being given pursuant to Section 6(b) hereof as a result of the Company having entered into a Terms
     Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

          (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (vii)     The Notes are in due and proper form,
     have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor determined in accordance with this Agreement
     (and the Terms Agreement, if applicable), will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and each holder of Notes will be entitled to the benefits of the Indenture.

          (viii)    The statements in the Prospectus
     under the captions "Description of Securities" and "Description of Notes" insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions in all material respects.

          (ix) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

          (x) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, deeds of trust, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, deed of trust, lease or other instrument so described, referred to, filed or incorporated by reference.

          (xi) No consent, approval, authorization, order or decree of any court or governmental authority or agency is required in connection with the sale of the Notes, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act
     Regulations or state securities laws; and, except for such of the following which would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, the execution and delivery of this Agreement (and, if the opinion is being given pursuant to Section 6(b) hereof on account of the Company having entered into a Terms
     Agreement, the applicable Terms Agreement) and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative or court order or decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

          (xii) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and the notes thereto and the supporting schedules and other finan-cial and statistical data derived therefrom or included or incorporated by reference therein, as to which no opinion need be given) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

          (xiii)    The information contained under the
     caption "Properties" and under the caption "Legal
     Proceedings" in the Company's Annual Report on Form
     10-K for the year ended October 31, 1995, to the extent that such disclosed information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

          (ixx)     The Indenture is qualified under the 1939
     Act.

          (xx) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (xxi)     At the time the Registration Statement
     became effective, the Registration Statement (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom and included or incorporated by reference therein, as to which no opinion need be given) complied as to form in all material respects with the requirements of the 1933
     Act, the 1939 Act and the regulations under each of those Acts.

          (2)  Opinion of Counsel to the Agents.  The
opinion of                                        , counsel
to the Agents, covering the matters referred to above in subparagraph (1) under the subheadings (i) and (v) to
(viii), inclusive.

          (3)  In giving their opinions required by
subparagraph (a)(1) and (a)(2) of this Section, such counsel shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom and included or incorporated by reference therein, as to which no opinion need be rendered), then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and the notes thereto and the supporting schedules and other financial and statistical data derived therefrom and included or incorporated by reference therein, as to which no opinion need be rendered), as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 6(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each of [Company's Counsel] and [Agents' Counsel] in rendering their respective opinion, may rely as to matters of fact to the extent they deem proper and specify in such opinion on certificates of responsible officers of the Company and its subsidiaries and public officials.

     Each of [Company's Counsel] and [Agents' Counsel] may limit his or their opinion to matters relating to United
States federal law, the law of the States of New York, Illinois and Wisconsin, and the corporate law of the State of Delaware. Insofar as the opinion expressed in Section
5(a)(1) is covered by the laws of the State of New York, [Company's Counsel] may assume that the laws of such jurisdiction are not materially different than the laws of the State of Wisconsin and the interpretations thereof.

     (b) Officer's Certificate. At Closing Time and at each Settlement Date with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms
Agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated or set forth in the Prospectus; and at Closing
Time and, if called for by the applicable Terms Agreement, at the Settlement Date with respect thereto the Agents shall have received a certificate of the Chairman of the Board, the President, the Chief Financial Officer or any
Vice President of the Company, substantially in the form of Appendix I hereto and dated as of the Closing Time or such Settlement Date, to the effect that, to the best knowledge of such person, after reasonable investigation, (i) there has been no such material adverse change, (ii) the other representations and warranties of the Company contained in
Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement or any applicable Terms Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (c) Comfort Letter. At the Closing Time and, if called for by any Terms Agreement, at each Settlement Date with respect to such Terms Agreement, the Agents shall have received a letter from Price Waterhouse LLP, dated as of such date and in form and substance satisfactory to the Agents, to the effect that:

          (i)  They are independent accountants with
     respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act
     Regulations.

          (ii) In their opinion, the consolidated finan-cial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933
     Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934
     Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available unaudited interim financial data of the Company and its consolidated subsidiaries, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial data included in the Registration Statement and Prospectus and the latest available unaudited interim financial data of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial data included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or, unless otherwise disclosed, were not stated on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five business days prior to the date of such letter (or, if no consolidated financial data as of such date is available, at the most recent date for which consolidated financial data is available), there was any change that can be determined in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or shareholders equity of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration
     Statement and Prospectus or, during the period from the date of such balance sheet to the most recent for which consolidated financial data is available, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration
     Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by the independent accountants which are of a nature customarily the subject of accountants' comfort letters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d)  Other Documents.  At Closing Time and on each
Settlement Date with respect to any applicable Terms
Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement and any Terms Agreement may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant set forth in Section 3(g) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections
9 and 13 hereof shall remain in effect.

     The documents required to be delivered by this Sec-tion 5 hereof shall be delivered at the office of [Agent's
Counsel], on the date hereof, or at such other time and place as the Agents and the Company may agree upon in writing (the "Closing Time").

     SECTION 6. Subsequent Documentation Requirements of the Company.

     The Company covenants and agrees that:

     (a) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes), or (unless the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from the Company in accordance with Section 2(a)) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form
8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify) or (unless waived by the relevant Agent with respect to a particular Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (b) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information), or (unless the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from the Company in accordance with Section 2(a)) there is filed with the Commission any document incorporated by reference into the Prospectus, or (unless waived by the relevant Agent with respect to a particular Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents an opinion, dated the date of delivery of such opinion and in form satisfactory to the Agents, of either the General Counsel or the Senior
Corporate Counsel to the Company covering the matters referred to above in Section 5(a)(1) under the subheadings
(i), (v) (with respect to any applicable Terms Agreement),
(ix), (xi) (with respect to any applicable Terms Agreement) and (xii) and in Section 5(a)(3), but modified in each case, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (c) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or (unless the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from the Company in accordance with Section 2(a)) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (unless waived by the relevant Agent with respect to a particular Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause Price Waterhouse LLP forthwith to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said
Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration
Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Price Waterhouse LLP may limit the scope of such letter to the unaudited financial data included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents and with the agreement of Price Waterhouse
LLP, such letter should cover such other information.

     SECTION 7.     Indemnification.

     (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents and each person, if any, who controls the Agents within the meaning of Section 15 of the 1933 Act as follows:

          (i)  against any and all loss, liability,
     claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)     against any and all expense whatsoever
     (including the fees and disbursements of counsel chosen by the Agents), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or made in reliance upon the Trustee's Statement of Eligibility under the 1939 Act filed as an exhibit to the Registration Statement.

     (b) Indemnification of Company. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section
15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties to such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 8.     Contribution.

     In order to provide for just and equitable contri-bution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that the Agents are responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agents to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Regi-stration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933
Act shall have the same rights to contribution as the Company.

     SECTION 9.     Representations, Warranties and
     Agreements to Survive Delivery.

     All representations, warranties and agreements con-tained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

     SECTION 10.    Termination.

     (a) Termination of this Agreement. This Agreement may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto.

     (b) Termination of a Terms Agreement. An Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement
(as amended and supplemented to the date of the Terms
Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or, (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, in all cases the effect of which shall be such as to make it, in the reasonable judgment of an Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American
Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any senior debt securities of the Company or any subsidiary thereof as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or
(v) if there shall have come to an Agent's attention any facts that would cause an Agent to believe that the Prospectus, at the time it was required to be delivered to such Agent as principal, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading; provided that in such case the Company may immediately authorize Additional Agents to solicit offers for the purchase of Notes in accordance with the provisions of Section 2(a) hereof notwithstanding the requirement to give the Agents prior notice of such authorization.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination
(a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so re-sold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(g) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

     SECTION 11.    Notices.

     All notices and other communications hereunder shall
be in writing and shall be deemed to have been duly given
if mailed or transmitted by any standard form of
telecommunication.  Notices to the Agents shall be directed
to                                             .  Notices
to the Company shall be directed to it at Harnischfeger
Industries, Inc., 3600 S. Lake Dr., St. Francis, Wisconsin
53235, attention of Executive Vice President for Finance and Administration.

     SECTION 12.    Parties.

     This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents (or in the case of any Terms Agreement, the Agent which is a party thereto) and the Company and their respective successors.
Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections
7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law.

     This Agreement and any Terms Agreement and the rights and obligations of the parties created hereby and thereby shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     If the foregoing is in accordance with your under-standing of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                    Very truly yours,

                    HARNISCHFEGER INDUSTRIES, INC.

                    By:
                    -----------------------------
                    Title:

CONFIRMED AND ACCEPTED, AS OF
THE DATE FIRST ABOVE WRITTEN:

[AGENTS]

BY:

By:
-------------------------
Name:
Title:

                                   APPENDIX  I


               FORM OF OFFICER'S CERTIFICATE
               -----------------------------

               HARNISCHFEGER INDUSTRIES, INC.


          I,                 ,                         of
Harnischfeger Industries, Inc., a Delaware corporation (the
"Company"), pursuant to Section 5(b) of the Distribution
Agreement dated           , 199  (the "Distribution
Agreement") between the Company and [Agents], hereby certify that, to the best of my knowledge, after reasonable investigation:

          1.   Since          , 199 , there has been no
material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, results of operations, assets or liabilities of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated or set forth in the Prospectus or the Registration Statement (as defined in the Distribution
Agreement);

          2. The representations and warranties of the Company contained in Section 1 of the Distribution
Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

          3.   The Company has complied with all
agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution
Agreement and the Terms Agreement at or prior to the date hereof; and

          4.   No stop order suspending the
effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.


Dated:               , 199
     ---------------       -


                    -----------------------------
                    [Title]

                                        EXHIBIT A


     Maturity Ranges                         Commission
     ---------------                         ----------

From 9 months  but  less  than  1  year               %
                                                 ----
From 1 year  but  less  than  18 months
                                                 ----
From 18  months  but  less  than 2 years
                                                 ----
From 2 years but less than 3 years
                                                 ----
From 3 years but less than 4 years
                                                 ----
From 4 years but less than 5 years
                                                 ----
From 5 years but less than 6 years
                                                 ----
From 6 years but less than 7 years
                                                 ----
From 7 years but less than 8 years
                                                 ----
From 8 years but less than 9 years
                                                 ----
From 9 years but less than 10 years
                                                 ----
From 10 years but less than 15 years
                                                 ----
From 15 years but less than 20 years
                                                 ----
From 20 years to 30 years
                                                 ----

                                     EXHIBIT B

                 $
                 ---------------


            HARNISCHFEGER INDUSTRIES, INC.

                 Debt Securities

                 TERMS AGREEMENT
                      [DATE]

Harnischfeger Industries, Inc.
3600 S. Lake Dr.
St. Francis, Wisconsin 53235

     Re: Distribution Agreement dated           , 199
                                       ----------     -
Ladies and Gentlemen:

Section 1. Agreement to Purchase; Terms of the Notes.

  Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement"), dated
        , 199 among [Agents] and you (the "Company"), the undersigned (collectively, the "Underwriters") agree to be bound by and to perform all provisions of this Terms
Agreement and further agree to purchase, severally and not jointly, the following securities (the "Debentures") of the Company having the following terms and in the amounts indicated opposite their respective names under the caption
"Underwriting Commitment":

  The terms of such securities shall be as follows:

       Title:     % Debentures due              ,
              ___                 --------------  ----

       Specified Currency:  United States Dollars

       Aggregate Principal Amount:   $
                                     ------------
       Interest Rate:        %
                    -------
       Date of Maturity:                  , 19
                      -----------------      --
       Interest Payment Dates:           and
                             -----------
                             ----------- of each year,
       commencing on                    , 199
                     -------------------     -

       Regular Record Dates:              and
                           -----------
                           -----------    of each year

       Redemption Provisions:

       Sinking Fund Provisions:

       Price to Public:      % of the principal amount of
       the purchased Debentures, plus accrued interest
       from          , 199  to the date of delivery
           ----------     -

       Underwriting Discount:        %
                                -----

       Settlement Date:                   , 199
                           ---------------       -

       Place for Delivery of Documents, Debentures and Payment Therefor:

            Documents:     [Agents' Counsel]

            Debentures:

            Payment:  [Borrower's Bank]

       Method of Payment:FED Funds in immediately available funds

       Underwriting Commitment:

            Underwriter                     Amount
                                     $
                                       ------------
                           Total     $


  Exceptions, if any, to Section 3(k) of the Agreement:

Section 2. Default by an Underwriter.

  (a) If any Underwriter shall default in its obligation to purchase the Debentures which it has agreed to purchase hereunder, we may in our discretion arrange for ourselves or another party or other parties to purchase such Debentures on the terms contained herein. If within thirty-six hours after such default by any Underwriter we do not arrange for the purchase of such Debentures, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to us to purchase such Debentures on such terms. In the event that, within the respective prescribed period, we notify the Company that we have so arranged for the purchase of such Debentures, or the Company notifies us that it has so arranged for the purchase of such Debentures, we or the Company shall have the right to postpone the Settlement
Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the mutual opinion of the Company and the Underwriters may thereby be made necessary.
The term "Underwriter" as used in this Terms Agreement shall include any person substituted under this provision with like effect as if such person had originally been a party to this Terms Agreement with respect to such Debentures.

  (b) If, after giving effect to any arrangements for the purchase of the Debentures of a defaulting Underwriter or Underwriters by us and the Company as provided in section 2(a) hereof, the aggregate principal amount of such Debentures which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all of the Debentures, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Debentures which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Debentures which such Underwriter agreed to purchase hereunder) of the Debentures of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Debentures of a defaulting Underwriter or Underwriters by us and the Company as provided in Section
2(a) hereof, the aggregate principal amount of Debentures which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Debentures, or if the Company shall not exercise the right described in Section
2(b) hereof to require non-defaulting Underwriters to purchase Debentures of a defaulting Underwriter or Underwriters, then this Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Sections 7 and 8 of the Agreement, and Sections 4, 9 and 13 of the Agreement, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 3. Additional Agreements.

  (a)   All references to Agents and Notes in the
Agreement shall refer to the Underwriters and the
Debentures, respectively, hereunder.  The Company
understands and agrees that the Underwriters are "agents
purchasing as principals" within the meaning of the
Agreement and intend to sell the Debentures in a public
offering as described in the Prospectus Supplement of the
Company dated           , 199 .  The Company further
understands and agrees that the Underwriters shall have no obligations to solicit offers to purchase any securities pursuant to Section 2(a) of the Agreement or otherwise, other than pursuant to this Terms Agreement.

  (b)   The references to the Company's Annual Report on
Form 10-K for the year ended October 31, 1995 shall be changed to references to the Company's Annual Report on Form 10-K for the year ended October 31, 199 in Sections
1(a)(ii) and 5(a)(1)(xiii).

  (c) At the Settlement Date under the Terms Agreement, and as additional conditions to the obligations of the Underwriters to take delivery of and pay for the Debentures, the Underwriters shall receive:

       (i)  the certificate referred to in Section 5(b) ;
  and

       (ii) the legal opinions called for by Sections
  5(a)(1) and (2) of the Agreement; it being understood that in rendering their opinion, [Agents' Counsel] may rely on the opinion of [Company's Counsel] as to matters of Wisconsin law.

  (d) The accountants' letter referred to in Section 5(c) of the Agreement shall be given in the form attached hereto as Schedule I at the time of execution of this Terms
Agreement, and a "bring down" comfort letter satisfactory to the Underwriters shall be delivered at, and as a condition to, the closing on the Settlement Date.

  (e)  The references in the Agreement to "Administrative
Procedures" or "Procedures" shall have no effect on the obligations of the Underwriters with respect to the offer and sale of the Debentures.

  (f) Anything in the Agreement to the contrary notwithstanding, the provisions of Section 6(a), (b) or (c) of the Agreement shall not apply to the amending or supplementing of the Registration Statement or Prospectus by the filing of documents incorporated by reference therein, but the Company shall not amend or supplement, during the time that the delivery of a Prospectus is required, the Registration Statement or Prospectus, by the filing of documents incorporated by reference therein or otherwise, without the consent of the Underwriters (which shall not be unreasonably withheld).

  (g) Anything in Section 4 of the Agreement to the contrary notwithstanding, the Underwriters shall pay the fees and expenses of counsel to the Underwriters.

  (h)  The parties hereby agree that no indemnifying party
(as such term is used in Section 7 of the Agreement) shall, without the prior written consent of the indemnified party
(as such term is used in Section 7 of the Agreement), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought under the Agreement by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject of such proceeding.

Section 4. Counterparts. This Terms Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original

                           [UNDERWRITERS]

                           BY:


                           By:
                           -------------------------
                           Name:
                           Title:


  Accepted:

  HARNISCHFEGER INDUSTRIES, INC.

  By:
  ---------------------------
  Name:
  Title: